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                                                                   EXHIBIT 10.49

                                INSTALLMENT NOTE

$2,131,000.00                     Mobile          AL      December          1997
 ----------------            -----------------, ------- ------------------,   --
                                  (City)        (State)     (Date)

     For value received, the undersigned (whether one or more, hereinafter called the "Obligors") promise(s) to pay to the order of SouthTrust Bank, National Association (hereinafter called the "Bank" or, together with any other holder of this note, the "Holder"), at any office of the Bank in Birmingham, Alabama, or at such other place as the Holder may designate, the principal sum of Two Million One Hundred Thirty One Thousand and no/100------- Dollars, together with interest thereon at the rate provided below from the date of this note (or other interest accrual date shown below) until maturity (whether as originally scheduled or upon acceleration following default), and with interest on the unpaid balance of the principal sum (plus accrued but unpaid interest at maturity, to the extent permitted by law) at the rate which is 2 percent per annum in excess of the rate provided below or the maximum rate allowed by law, whichever is less, from maturity until said indebtedness is paid in full. Interest will continue to accrue daily on the entire unpaid balance of the principal sum of this note until each payment under this note is received by the Holder at the address provided above. Interest will accrue beginning on the date of this note unless another date is shown here: _________________, 19__.

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INTEREST RATE.      Interest will accrue on the above-stated principal sum as follows (mark applicable provision):
___ Variable Rate   Interest will accrue on the above-stated principal sum at the rate per annum which is ____________ percentage points in excess of the Index Rate. Unless another rate is made applicable below, the "Index Rate" is the rate of interest designated by the Bank periodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by the Bank. The Base Rate on the date of this note is _________ percent.
                    ___  (check box if applicable) The "Index Rate is the weekly auction average yield of ________-week U.S.
                         Treasury Bills at the most recent auction prior to the date the interest rate payable under this note is calculated. The Index Rate on the date of this note is _______ percent.
                    The rate of interest payable under this note will change to reflect any change on the Index Rate:
                    ___  on any day the Index Rate changes.                       ___  on the _________ day of each month hereafter.
                    ___  on the day each payment of interest is due as provided below.    ___ _____________________________________.
                    Obligors may prepay this note in full at any time without penalty.

_X_ Fixed Rate      Interest will accrue on the above-stated principal sum at the rate of 8.19 percent per annum.
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     Interest on the principal sum will be calculated at the rate set forth above on the basis of a 360-day year and the actual number of days elapsed by multiplying the principal sum by the per annum rate set forth above, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

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PAYMENT SCHEDULE.   The above-stated principal sum and interest thereon shall be paid as follows (mark applicable provision):
___ Installments    The Obligors promise to pay the above-stated principal sum in __________ consecutive
    of Principal,   ___ monthly installments      ___ quarterly installments    ___ __________________ installments in the amount
    Interest Paid   of $_____________________ each, beginning _____________________, 19____ and continuing on the same day of each
    Separately      month, quarter, or other period (as applicable) thereafter until ___________________________, 19____ at which time a final installment in the amount of the unpaid balance of the principal sum and all accrued but unpaid interest thereon shall be due and payable.

                    The Obligors promise to pay accrued interest on the principal sum
                    ___ monthly         ___ quarterly       ___ ______________________________________ beginning
                    _________________________________, 19____ and continuing on the same day of each month, quarter, or other period (as applicable) thereafter until final maturity of the principal sum.

_X_ Installments    The Obligors promise to pay the above-stated principal sum and interest thereon in 35 consecutive
    of Principal    _X_ monthly installments      ___ quarterly installments    ___ __________________ installments in the amount
    and Interest    of $66,964.74 each, beginning January, 1998 and continuing on the same day of each month, quarter, or other period (as applicable) thereafter until December, 2000 at which time a final installment in the amount of the unpaid balance of the principal sum and all accrued but unpaid interest thereon shall be due and payable.
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All payments under this note shall be made in U.S. dollars and in immediately available funds at the place where payment is due.

LOAN FEE. (This provision applicable only if completed):
     A loan fee in the amount of $________________________ has been _____
included in the amount of this note and paid to the Bank from the loan proceeds. _____ paid to the Bank by cash or check at closing. The loan fee is earned by the Bank when paid and is not subject to refund except to the extent required by law.

LATE CHARGE.
     If any scheduled payment is in default 10 days or more, Obligors agree to pay a late charge equal to 5% of the amount of the payment which is in default, but not less than $.50 or more than the maximum amount allowed by applicable law. The preceding sentence does not apply if the original principal amount of this Note is less than $2,000.

PREPAYMENT.
     If the interest rate on this note is a variable rate, Obligors may prepay this note in full at any time without premium or penalty. If the interest rate on this note is a fixed rate, unless the paragraph which follows is applicable, prepayment of the principal sum of this note in whole or in part is not permitted.
___ If this line is marked, and if the interest rate on this note is a fixed rate, Obligors may not prepay this note in whole or in part during the first year after the date of this note unless the Holder consents. Thereafter, prepayment will be permitted on any scheduled payment date on condition that the amount of the prepayment must equal the sum of (a) the principal amount prepaid plus (b) accrued interest on the amount (c) a premium equal to 1% of the
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LATE CHARGE.

      If any scheduled payment is in default 10 days or more, Obligors agree to pay a late charge equal to 5% of the amount of the payment which is in default, but not less than $.50 or more than the maximum amount allowed by applicable law. The preceding sentence does not apply if the original principal amount of this Note is less than $2,000.



PREPAYMENT.

      If the interest rate on this note is a variable rate, Obligors may prepay this note in full at any time without premium or penalty. If the interest rate on this note is a fixed rate, unless the paragraph which follows is applicable, prepayment of the principal sum of this note in whole or in part is not permitted.

______If this line is marked, and if the interest rate on this note is a fixed rate, Obligors may not prepay this note in whole or in part during the first year after the date of this note unless the Holder consents. Thereafter, prepayment will be permitted on any scheduled payment date on condition that the amount of the prepayment must equal the sum of (a) the principal amount prepaid plus (b) accrued interest on the amount prepaid plus (c) a premium equal to 1% of the principal amount prepaid multiplied times the number of years or parts of a year remaining until final scheduled maturity of this note. No prepayment premium need be paid if prepayment is made within one year prior to the final scheduled maturity of this note. As used in this paragraph, "prepayment" includes payment following acceleration of the maturity of this note after default by the Obligors if the Obligors were able to pay as agreed but failed to pay in order to induce the Holder to accelerate the maturity of this note.

      If prepayment in full without penalty or premium is required to be permitted by applicable law, the foregoing provisions will not apply and prepayment will be allowed in accordance with such law.


COLLATERAL.

      This note is secured by every security agreement, pledge, assignment, stock power, mortgage, deed of trust, security deed and/or other instrument covering personal or real property (all of which are hereinafter included in the term "Separate Agreements") which secures an obligation so defined as to include this note, including without limitation all such Separate Agreements which are of even date herewith and/or described in the space below. In addition, as security for the payment of any and all liabilities and obligations of the Obligors to the Holder (including this note and the indebtedness evidenced by this note and all extensions, renewals and modifications thereof, and all writings delivered in substitution therefor) and all claims of every nature of the Holder against the Obligors, whether present or future, and whether joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, direct or indirect (all of the foregoing are hereinafter included in the term "Obligations"), the Obligors hereby assign to the Holder and grant to the Holder a security interest in and security title to the property (the "Collateral") described below: (Describe Separate Agreements and Collateral.)

      Equipment as more fully described on Exhibit A attached hereto and made a part hereof, along with any renewals, substitutions, attachments, replacements and cash or non-cash proceeds of the foregoing.








      The Obligors are jointly and severally liable for the payment of this note and subscribed their names hereto without condition that anyone else should sign or become bound hereon and without any other condition whatever being made. The provisions printed on the back of this page are a part of this note. The provisions of this note are binding on the heirs, executors, administrators, successors and assigns of each and every Obligor and shall inure to the behalf of the Holder, its successors and assigns. This note is executed under the seal of each of the Obligors and of the indorsers, if any, with the intention that it be an instrument under seal.


                                    CAUTION: IT IS IMPORTANT THAT YOU
                                    THOROUGHLY READ THE CONTRACT
                                    BEFORE YOU SIGN IT.

Address of Obligor:

360 Central Avenue                  Insurance Management Solutions, Inc. [L.S.]
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St. Petersburg, FL 33701            By  /s/ G. Kristin Delano      Secretary
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                                                                     Title
No.  AKT
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Officer: TM                         Signature                            [L.S.]
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Branch: 52                          Signature                            [L.S.]
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